[TK  LOGO]  Thomson  Kernaghan

July  4,  2001


Mr.  Paul  Lemmon
President
eFinancial  Depot.com  Inc.
1875  Century  Park  East,  Suite  150
Century  City,  CA  90067

Dear  Paul:

Further to our most recent discussion, I am writing to underline the basic terms under which CALP and ABFL are prepared to continue waiving FDPO's defaults under the debentures issued to it:

     1. The outstanding principal amount is $3,100,000 plus accrued interest.

     2.  Mandatory  repayments  will be made as follows:

         a) no repayment on the first $3,000,000 of new financing FDPO receives;
         b) on all subsequent FDPO financings, CALP will receive not less than 20% of the net cash proceeds received by FDPO; and
         c) such payments will be made first on behalf of interest and then on behalf of principal.

     3. The penalties accrued under the Registration Rights Agreement shall be capped at the equivalent of 1,700,000 FDPO shares. In order to receive these shares, CALP will convert $425,000, principal amount of the existing debentures at the agreed to conversion price of $0.25 per Share. Such principal amount converted shall be replaced by a new debenture in the same principal amount.

     4. The balance of the debenture then outstanding (i.e., $3,100,000) shall be amended to provide for a $1.00 floor on the conversion price. The minimum pricing and volume covenants in the debenture shall be reduced to reflect current reality.

     5. CALP shall agree to not be more than 20% of the daily volume of FDPO shares until the debenture is repaid in full.



                        Thompson Kernaghan & Co. Limited
         120 Adelaide Street West, Suite 1600, Toronto, Ontario MSH ITI Telephone (416) 860-8800 Fax (416) 367-8055 Toll Free 1-800-216-4398

Mr.  Paul  Lemmon
July  4,  2001
Page  2

     6. CALP will not exercise on any default it may be entitled top prior to October 15, 2001 provided the first interest/principal repayment has been made by that time, and provided all other defaults have been cured.

     7. Reasonable costs of effecting these amendments are for FDPO's account.

If you are in agreement, please sign below and return this letter so we can get documentation in place.

We will require that any waiver or modification be set forth in a written agreement signed by both parties.

Yours  truly,

THOMSON  KERNAGHAN  &  CO.  LIMITED



Per:  /s/  Gregg  Badger
        Gregg  Badger
        Senior  Vice  President  &  Director

cc:  Mark  Valentine
     John  Mann
     Robert  Kubbernus

AGREED  to  this  _______  day  of  July,  2001

eFINANCIAL  DEPOT.com  INC.

Per:  /s/  Paul  Lemmon
           Paul  Lemmon
           President